CERTIFICATE NUMBER                                              NUMBER OF SHARES

         1


                COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.
                             a Maryland corporation
               Series W28 Taxable Auction Market Preferred Shares
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                           CUSIP NO.


         This certifies that Cede & Co. is the owner of    fully paid and
non-assessable Series W28 Taxable Auction Market Preferred Shares, par value $.001 per share, $25,000 liquidation preference per share, of Cohen & Steers REIT and Utility Income Fund, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed
by its duly authorized officers this     day of January 2005.


THE BANK OF NEW YORK                                       COHEN & STEERS REIT AND
As Transfer Agent and Registrar                            UTILITY INCOME FUND, INC.


By:                                                        By:
    ________________________                                  _______________________
     Authorized Signature                                     Name:  Martin Cohen
                                                              Title: President



                                                           By:
                                                              _______________________
                                                               Name:  Robert H. Steers
                                                               Title: Secretary

                                  TRANSFER FORM



         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _________ ______ Series W28 Taxable Auction Market Preferred Shares represented by this Certificate, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated: _____________________, _______


    In presence of:


_____________________                       ____________________


         Series W28 Taxable Auction Market Preferred Shares evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of Series W28 Taxable Auction Market Preferred Shares, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

         The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.